EXHIBIT 32.1
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of AISystems, Inc. for the quarter ending March 31, 2012, I, David Haines, President, Chief Executive Officer and Chief Financial Officer of AISystems, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ending March 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such quarterly report of Form 10-Q for the quarter ending March 31, 2012, fairly represents in all material respects, the financial condition and results of operations of AISystems, Inc.

Date: May 21, 2012

AISYSTEMS, INC.

/s/ David Haines
David Haines
President, Chief Executive Officer and Chief Financial Officer
(principal executive officer and principal financial officer)